Calculation of Filing Fee Tables
S-1
CytoDyn Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, $0.001 par value per share	457(a)	184,135,636	$ 0.3736	$ 68,793,073.61	0.0001381	$ 9,500.32
Fees to be Paid	2	Equity	Common Stock, $0.001 par value per share	Other	12,192,563	$ 0.3736	$ 4,555,141.54	0.0001381	$ 629.07
Fees to be Paid	3	Equity	Common Stock, $0.001 par value per share	Other	81,748,176	$ 0.3736	$ 30,541,118.55	0.0001381	$ 4,217.73
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 103,889,333.70		$ 14,347.12
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 14,347.12
Offering Note
[1]	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement covers an indeterminate number of shares that may be issued upon any stock split, stock dividend, recapitalization, or other similar transaction effected without the receipt of consideration that results in an increase in the number of outstanding shares of the Registrant's common stock, as applicable. Consists of 184,135,636 shares of the Registrant's common stock beneficially owned by certain selling stockholders. These shares are being registered for resale on this Registration Statement on Form S-1. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low reported trading prices of the Registrant's common stock as reported on the OTCQB of OTC Markets Group, Inc. on April 17, 2026.

[2]	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement covers an indeterminate number of shares that may be issued upon any stock split, stock dividend, recapitalization, or other similar transaction effected without the receipt of consideration that results in an increase in the number of outstanding shares of the Registrant's common stock, as applicable. Consists of 12,192,563 shares of the Registrant's common stock issuable upon the exercise of common stock warrants. Each such warrant currently is exercisable for one share of the Registrant's common stock at a price of $0.2153 per share. These shares are being registered for issuance on this Registration Statement on Form S-1. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low reported trading prices of the Registrant's common stock as reported on the OTCQB of OTC Markets Group, Inc. on April 17, 2026.

[3]	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement covers an indeterminate number of shares that may be issued upon any stock split, stock dividend, recapitalization, or other similar transaction effected without the receipt of consideration that results in an increase in the number of outstanding shares of the Registrant's common stock, as applicable. Consists of 81,748,176 shares of the Registrant's common stock issuable upon the exercise of common stock warrants. Each such warrant currently is exercisable for one share of the Registrant's common stock at a price of $0.26 per share. These shares are being registered for issuance on this Registration Statement on Form S-1. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low reported trading prices of the Registrant's common stock as reported on the OTCQB of OTC Markets Group, Inc. on April 17, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date